Exhibit 21.1

Entity	State of Incorporation/Formation
NESR Limited	United Kingdom
National Energy Services Reunited Corporation	Texas
NPS Bahrain for Oil and Gas Well Services W.L.L.	Algeria
NPS Bahrain for Oil and Gas Wells Services W.L.L.	Iraq
National Petroleum Services Company Limited	KSA
NPS Energy DMCC	UAE
NPS Energy Holding W.L.L.	Bahrain
National Petroleum Technology Company	KSA
National Wells Drilling Company	KSA
Specialised Oil Well Maintenance L.L.C.	UAE
NOWMCO Petroleum Services L.L.C.	UAE
NPS Holdings Limited	UAE
National Gulf Petroleum Services	Kuwait
National Oil Well Maintenance Company Limited	India
NPS Energy Oilfield Supplies DMCC	UAE
TAAQAAT Professional Service DMCC	UAE
PT NPS Energy	Indonesia
NPS (B) Sdn Bhd	Brunei
NPS Bahrain for Oil and Gas Well Services W.L.L.	Bahrain
NPS Energy Bahrain W.L.L.	Bahrain
Fahud Energy Solutions L.L.C.	Oman
PT DFI Asia Energi	Indonesia
PT Tiger Energy Services	Indonesia
NPS Energy Sdn Bhd	Malaysia
NPS Malaysia-Labuan	Malaysia
National Petroleum Services	Libya
NPS Energy DMCC	Iraq
NPS International LTD	Cayman Islands
National Oil Well Maintenance Company L.L.C.	Qatar
National Petroleum Services L.L.C.	Qatar
Benon Oil Services, LLC	Oman
Fishing and Remedial Experts Enterprise LLC	Oman
Gulf Drilling Fluids Technology LLC	Oman
Gulf Energy Services LLC	Oman
Intelligent Drilling Services LLC	Oman
Integrated Petroleum Services Company LLC	Oman
Midwest Oilfield Services LLC	Oman
Sino Gulf Energy Enterprises LLC	Oman
Tamkeen Fracking LLC	Oman
Well Maintenance Services LLC	Oman
Well Solution Services LLC	Oman
Makamen Petroleum LLC	Oman
Tasneea Oil and Gas technology LLC	Oman